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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-89113 and 333-44480) of Launch Media, Inc. of our reports dated January 24, 2001, relating to the financial statements and financial statement schedule which appear in this Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in this Form 10-K.


/s/  PricewaterhouseCoopers LLP



Woodland Hills, California,
March 30, 2001